                                                                    EXHIBIT 99.1



LIBERTE INVESTORS                                                   NEWS RELEASE



FOR IMMEDIATE RELEASE                            Contact:  Bradley S. Buttermore
                                                           (214) 720-8920


                  LIBERTE INVESTORS ANNOUNCES REORGANIZATION
                INTO A DELAWARE CORPORATION AND SALE OF SHARES



        DALLAS, TEXAS -- August 16, 1996 -- Liberte Investors Inc. (NYSE/LBI) announced today that at its Special Shareholders' Meeting held August 15, 1996, the shareholders approved an amendment to Liberte's Declaration of Trust permitting it to reorganize into a Delaware corporation, the reorganization of Liberte from a Massachusetts business trust into a Delaware corporation, and the sale of 8,102,439 newly issued shares of common stock to Hunter's Glen/Ford, Ltd., an affiliate of Mr. Gerald J. Ford.

        Today, Liberte consummated its reorganization into a Delaware corporation and closed the sale of the shares to Mr. Ford's affiliate. Accordingly, Mr. Ford's affiliate now owns approximately 40% of the outstanding shares of Liberte. In connection with the sale, Mr. Ford became a director of Liberte and its Chief Executive Officer.

        Additionally, Liberte announced earnings per share and net income results as follows:

                                                  Quarter Ended June 30
                                          -------------------------------------
                                               1996                 1995
                                          -----------------  ------------------

Net Income (Loss)                              $20,890            $(99,824)
Earnings Per Share                                 ---              $(0.01)
Average shares outstanding                  12,153,658          12,153,658



                                                Fiscal Year Ended June 30
                                          -------------------------------------
                                               1996                 1995
                                          -----------------  ------------------

Net Income (Loss)                             $835,367          $(2,867,579)
Earnings Per Share                               $0.07               $(0.23)
Average shares outstanding                  12,153,658           12,322,773